Exhibit 99.31

NEWS RELEASE

GOLDGROUP RETAINS VLP FOR MARKET-MAKING SERVICES

Vancouver, British Columbia (August 01, 2025) Goldgroup Mining Inc. (“Goldgroup” or the “Company”) (TSX-V: GGA, OTCQX: GGAZF) is pleased to announce that Goldgroup has, subject to regulatory approval, retained Venture Liquidity Providers Inc. (“VLP”) to initiate its market-making service to provide assistance in maintaining an orderly trading market for the common shares of the company.

The market-making services will be undertaken by VLP through a registered broker, W.D. Latimer Co. Ltd., in compliance with the applicable policies of the TSX Venture Exchange (the “TSX-V”) and other applicable laws. For its services, the Company has agreed to pay VLP $5,000 per month for a period of 3 months. Following the initial term of 3 months, the agreement will automatically renew for successive additional 1-month terms and the agreement may be terminated at any time by the Company or VLP. The Company and VLP act at arm's length, and VLP has no present interest, directly or indirectly, in the Company or its securities. The finances and the shares required for the market-making service are provided by W.D. Latimer. The fee paid by the company to VLP is for services only.

VLP is a specialized consulting firm based in Toronto providing a variety of services focused on TSX-V-listed issuers.

About Goldgroup

Goldgroup is a Canadian-based mining Company with two high-growth gold assets in Mexico. The Company has a 100% interest in the producing Cerro Prieto heap-leach gold mine located in the State of Sonora. An optimization and exploration program is underway at Cerro Prieto to significantly increase existing production and resources.

In addition, the Company holds a 100% interest in the Pinos underground gold development project in Zacatecas State. Pinos is an advanced PEA level development project. Formerly a producing mine, the Company is commissioning an updated PEA with a view to re-starting mining operations.

Goldgroup is led by a team of highly successful and seasoned individuals with extensive expertise in mine development, corporate finance, and exploration in Mexico.

For further information, please contact Sophia Shane at sshane@goldgroupmining.com or +1 604 306  6867 or visit the Company’s website at www.goldgroupmining.com

On behalf of the Board of Directors

Ralph Shearing

CEO

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this press release.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Certain information contained in this news release, including any information relating to future financial or operating performance, may be considered “forward-looking information” (within the meaning of applicable Canadian securities law) and “forward-looking statements” (within the meaning of the United States Private Securities Litigation Reform Act of 1995). These statements relate to the Company’s plans in respect of its Cerro Prieto and Pinos projects and the retaining of VLP to provide market-making services subject to regulatory approval.

These forward-looking statements reflect Goldgroup’s current internal projections, expectations or beliefs and are based on information currently available to Goldgroup. In some cases forward-looking information can be identified by terminology such as “may”, “will”, “should”, “subject to”, “intend”, “plan”, “anticipate”, “believe”, or the negative of those terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking information is subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to materially differ from those reflected in the forward-looking information, and are developed based on assumptions about such risks, uncertainties and other factors including, without limitation: receipt of all required stock exchange and regulatory approvals in connection with the engagement of VLP, as well as the risk factors disclosed in Goldgroup’s Annual Information Form and MD&A. Any and all of the forward-looking information contained in this news release is qualified by these cautionary statements.

Although Goldgroup believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. Goldgroup expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise, except as may be required by, and in accordance with, applicable securities laws.